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                                                                    Exhibit 99.3

                   Nutmeg Federal Savings & Loan Association

                              STOCK ELECTION FORM

                     FOR CASH OR SHARES OF COMMON STOCK OF
                              NEWMIL BANCORP, INC.

                                  INTRODUCTION

   This Stock Election Form, which we refer to as the election form, relates to the proposed merger of Nutmeg Federal Savings & Loan Association ("Nutmeg") into New Milford Savings Bank ("NMSB") pursuant to the Agreement and Plan of Merger, dated as of May 30, 2000, by and among Nutmeg, NewMil Bancorp, Inc. ("NewMil"), which wholly owns NMSB, and NMSB.

   This election form must be completed by holders of shares of Nutmeg's common stock and Series B preferred stock ("Nutmeg Shares") who wish to make an election (a "Stock Election") to receive shares of NewMil common stock or cash for some or all of their Nutmeg Shares. Any Nutmeg shareholder who does not make an election for all of their Nutmeg Shares by completing an election form and satisfying the other requirements described in this form will be sent a separate letter of transmittal with instructions after the merger takes place.

   The election process is summarized on pages 28 to 30 of the proxy statement/prospectus of NewMil and Nutmeg dated September 15, 2000 that was sent to you with this election form. The election process also is set forth in the merger agreement, which was filed on July 3, 2000 with the Securities and Exchange Commission ("SEC") as Exhibit 2.1 to NewMil's registration statement on Form S-4. For a copy of the merger agreement, see page 3 of the proxy statement/prospectus, which explains how to obtain copies of certain documents. YOU SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING AN ELECTION.

   Under the merger agreement, each holder of Nutmeg common shares at the close of business on September 8, 2000 may choose to receive for each Nutmeg common share that they held at the time (i) $8.25 (subject to expected upward adjustment for the sale of Nutmeg loan servicing rights) in cash, subject to the limitation described below, (ii) share(s) of NewMil common stock based on a 15 trading day average of the high and low quotations per share for NewMil common stock described below, or (iii) a combination of cash and NewMil common stock. Similarly, each holder of Nutmeg preferred Shares at the close of business on September 8, 2000 may choose to receive for each Nutmeg preferred share (i) $14.4375 (subject to expected upward adjustment for the sale of Nutmeg loan servicing rights) in cash, (ii) shares of NewMil common stock based on a 15 trading day average of the high and low quotations per share for NewMil common stock described below or (iii) a combination of cash and NewMil common stock. If you do not make a Stock Election for any Nutmeg Shares that you hold, you will be deemed to have elected to receive cash for all of your Nutmeg Shares but may receive NewMil common stock if necessary to satisfy elections of Nutmeg shareholders electing to receive cash as described below.

   THE MERGER AGREEMENT LIMITS THE AMOUNT OF STOCK AND CASH THAT CAN BE PAID IN THE MERGER. WE CANNOT ASSURE YOU THAT HOLDERS OF NUTMEG SHARES WHO CHOOSE TO RECEIVE CASH OR STOCK IN THE MERGER WILL RECEIVE CASH OR STOCK PRECISELY AS THEY WOULD DESIRE. No more than 60% of the total value of the merger consideration will be paid in NewMil common stock, and no more than 50% will be paid in cash. Cash will be paid instead of issuing fractional shares. If too many Nutmeg shareholders decide that they want to receive cash or NewMil common stock, those shareholders will receive a prorated amount of cash or stock, and the remainder of the merger consideration that they are entitled to receive will be paid to them in the other form of consideration.
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   A Nutmeg shareholder not making an election will receive cash or, if necessary to satisfy elections of other Nutmeg shareholders who elect cash, shares of NewMil common stock.

   Any Nutmeg Shares that are converted into NewMil common stock in the merger will be converted on the basis of the 15 day average of high and low quotations for NewMil common stock, computed to three decimal places. The exchange ratio will be set based on the 15 consecutive trading days during which NewMil common stock is actually traded as reported on the NASDAQ Stock Market's National Market Tier ending on the third day prior to closing.

   A holder of Nutmeg Shares exchanged in the merger who would otherwise have been entitled to receive a fraction of a share of NewMil common stock will receive an amount of cash equal to (i) the fraction of a share of NewMil common stock to which the shareholder would otherwise be entitled multiplied by (ii) $8.25 or $14.4375 (subject to expected upward adjustment).

   The Boards of Directors of NewMil and Nutmeg are not making a recommendation to you as to the type of consideration you should choose to receive in the merger. You must make your own decision about whether you want to receive cash and/or NewMil common stock for your Nutmeg Shares.

                            MAKING A STOCK ELECTION

   For a Stock Election to be effective, this election form, properly completed, MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, THE EXCHANGE AGENT, BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON OCTOBER 19, 2000 (THE "ELECTION DEADLINE") AT THE ADDRESS SET FORTH BELOW.

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 40 WALL STREET
                               NEW YORK, NY 10005
                           ATTN: SHAREHOLDER SERVICES
                           TELEPHONE: (718) 921-8200
                           FACSIMILE: (718) 236-2641

   Delivery of this election form to an address different from the address set forth above will not constitute a valid delivery. You must sign this election form where indicated below. IF THE ELECTION FORM IS NOT RECEIVED BEFORE THE ELECTION DEADLINE, YOU WILL BE DEEMED TO HAVE CHOSEN TO RECEIVE CASH FOR ALL OF YOUR NUTMEG SHARES, SUBJECT TO ADJUSTMENT AS DESCRIBED ABOVE.

   This election form should be returned to the Exchange Agent in the accompanying envelope. Do not send this election form with your proxy card. A Stock Election may be revoked at any time before the Election Deadline. NewMil will also announce a special election change period on the day following the day the actual exchange ratio is set ("Election Change Deadline") during which you may change your election by facsimile, mail, delivery service or e-mail to the Exchange Agent. A Second Election Form is enclosed for this purpose. The election change period should begin on or about November 8, 2000 and will end six days following the announcement date. The announcement of the election change period and the exchange ratio will be made on NewMil's internet website (www.newmil.com). You may also call Nutmeg for information about the exchange ratio and election change process at (203)792-3332. After the end of the election change period, you will not have another chance to change your Stock Election.

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To: American Stock Transfer & Trust Company
    40 Wall Street
    New York, NY 10005

Ladies and Gentlemen:

   The undersigned hereby makes the election set forth below. The undersigned understands that the purpose of the election procedures described in this election form is to permit holders of Nutmeg Shares to express their preference to receive NewMil common stock or cash in the merger. The undersigned understands that the preference expressed may not be fully satisfied depending upon the preferences requested by other Nutmeg shareholders.

                             CASH OR STOCK ELECTION
                              (Check only one box)

   The undersigned, subject to the terms and conditions set forth in this election form, makes the following election for the undersigned's Nutmeg
Shares:

  [_]I elect to receive shares of NewMil common stock for ALL of my Nutmeg
     Shares.

  [_]I elect to receive cash for ALL of my Nutmeg Shares.

  [_]I elect to receive both shares of NewMil common stock and cash for my
     Nutmeg Shares, as allocated below (insert the number of Nutmeg shares for which you elect to receive cash or NewMil stock. The exchange agent will determine the amount of cash and the number of shares of NewMil stock to which you are entitled.):

  CASH                                    NEWMIL STOCK


            Nutmeg Common Stock                     Nutmeg Common Stock
            Shares                                  Shares


            Nutmeg Preferred Stock                  Nutmeg Preferred Stock
            Shares                                  Shares

   Any Nutmeg Shares of the undersigned as to which the undersigned has not made an effective Stock Election will be deemed to be a preference to receive cash subject to adjustment if necessary to satisfy elections of other Nutmeg shareholders electing to receive cash.

   THE UNDERSIGNED HEREBY CERTIFIES THAT THE ELECTION SET FORTH IN THIS ELECTION FORM COVERS NUTMEG SHARES REGISTERED IN THE NAME OF THE UNDERSIGNED AND EITHER (I) BENEFICIALLY OWNED BY THE UNDERSIGNED OR (II) OWNED BY THE UNDERSIGNED IN A REPRESENTATIVE OR FIDUCIARY CAPACITY FOR A PARTICULAR BENEFICIAL OWNER(S).

   The undersigned understands and acknowledges that all questions as to the validity, form and eligibility of any election under this election form will be determined by the Exchange Agent, or as otherwise provided by the merger agreement and any determinations of this kind will be final and binding. No authority conferred by this election form or agreed to be conferred will be affected by, and all authority of this kind will survive, the death or incapacity of the undersigned. All obligations of the undersigned under this election form will be binding on the heirs, personal representatives, successors and assigns of the undersigned.

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                                   IMPORTANT

                       ALL NUTMEG SHAREHOLDERS SUBMITTING
                       THIS ELECTION FORM MUST SIGN HERE

   The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this election form.

SIGN HERE:

_____________________________________

_____________________________________
(Signature(s) of holder(s))

Name (s):

_____________________________________

_____________________________________
(Please print)

_____________________________________
(Area code and telephone number)

Dated:          , 2000

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian or other person acting in a fiduciary capacity, set forth the full title.


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